As filed with the Securities and Exchange Commission on August 2, 2010
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TD GALLERY, INC.
(Exact name of registrant as specified in its governing instruments)

433 N. Camden Dr. Suite 600,
Beverly Hills, California 90210
Telephone: 310 279-5282
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
www.trustdeedgallery.com

George Ivakhnik
President and Chief Executive Officer
433 N. Camden Dr. Suite 600,
Beverly Hills, California 90210
Telephone: 310 279-5282
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Warren Nemiroff
Law Offices of Warren Nemiroff
9595 Wilshire Blvd., Suite 900
Beverly Hills, CA 90212
Tel: (310) 285-1559
Fax: (310) 492-4394
Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares, each Stock consisting of : (1)
(i) one share of common stock, par value $0.001 per share;	5,000,000	$5.00		$1782.50

Total for sale by Registrant	5,000,000	$25,000,000	$5.00	$1782.50

(1)	Calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of all the securities to be registered.

(2)	No registration fee required pursuant to Rule 457 under the Securities Act.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company have filed a registration statement with the Securities and Exchange Commission relating to this offering. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2010
PRELIMINARY PROSPECTUS

Maximum Offering 5,000,000 Shares
5,000,000 shares of common stock

TD GALLERY, Inc.

The Company is offering on a “best efforts” basis 5,000,000 Shares of common stock with each Shares of the common stock , par value $.001 (“Common Stock”).   The price to the public shall be $5.00 per share. The Company is offering up to $25,000,000 in the aggregate principal amount for 5,000,000 Shares and the proceeds will be delivered to us upon subscription by investors.  There is no limited minimum amount that needs to be raised; the maximum amount is $25,000,000 in value.

The Company does not intend to initially list the shares of Common Stock for trading on an exchange.  Accordingly, until the board of directors determine that the Company have sufficient interest in the Common Stock, the investment will be largely illiquid and may only be sold by an exemption to registration.

The Company will offer the Stock on a “best efforts” basis for a  period of 90 days which period may be extended up to an additional 90 days in the sole discretion of the Company’s board of directors without further notification or action.  All funds received by the Company will be used immediately for the proposed activities upon receipt.

Investing in the Stock involves significant risks. You should only purchase these securities if you can afford the complete loss of the investment.  See “Risk Factors” beginning on page for a discussion of certain factors that should be considered by prospective purchasers of the Stock.

	Price to Public		Selling Commissions	Net Proceeds (After Expenses)

Initial public offering price per Share		$5.00	$0		$25,000,000
Proceeds to Company, after expenses	$		$0	$

The Company will offer the Stock on a “best efforts” basis up to $25,000,000.  The officers and directors will offer and sell the Stock in those jurisdictions they may legally do so and will receive no commissions or other form of remuneration for their efforts in this regard.  The Company may engage the services of licensed broker/dealers and pay no more than a 4% commission and a minimal expense allowance for due diligence and other matters.

The date of this prospectus is August 2, 2010.

TABLE OF CONTENTS

SUITABILITY STANDARDS	4

QUESTIONS AND ANSWERS ABOUT THIS OFFERING	6

ABOUT THIS PROSPECTUS	11

PROSPECUS SUMMARY	12

THE ENTITY	12

STOCK TO BE OFFERED	12

GENERAL CORPORATE PURPOSE	12

PLAN OF DISTRIBUTION	12

OFFERING	12

OFFERING TAX STATUS	13

RETURN ON INVESTMENT	13

MANAGEMENT SERVICE FEE	12

SELLING FEE	12

COMPANY FACTS AND KEY PERSONNEL	14

PRESENT SITUATION AND PROPOSED FUTURE	15

MARKET ENVIRONMENT	15

FINANCIAL STATUS	17

COMPLETION OF BUSINESS SUMMARY	18

RISK FACTORS	18

Risks Related to this Offering	18

Summary risk factors	20

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	24

USE OF PROCEEDS	25

THE STRUCTURE AND FORMATION TRANSACTIONS	27

MANAGEMENT	34

Board of Directors	34
Responsibilities of Directors	34
Committees of the Board of Directors	35
Directors and Executive Officers	35
Compensation of Executive Officers and Directors	36
Limited Liability and Indemnification of Directors, Officers and Others	36

STOCK OWNERSHIP	39

CONFLICTS OF INTEREST	39

PART II	II-1

INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

SIGNATURES	II-14

POWER OF ATTORNEY	II-15

SUITABILITY STANDARDS

The securities the Company is offering are suitable only as a long-term investment. The Shares and underlying securities will not initially be listed on an exchange or automated quotation system.  Accordingly, it may be difficult to sell the securities because no public market for the Shares currently exists. If you are able to sell the securities in a private transaction, you may sell them at a substantial discount. The Company therefore cautions investors on purchasing the Shares who need to sell the shares immediately or will need to sell them quickly in the future.

In consideration of these factors, the Company has established suitability standards for all persons who may purchase shares from us in this offering. These suitability standards require that a purchaser, including subsequent purchasers, of the Shares have either:

•	a minimum annual gross income of at least $70,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $70,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $250,000.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in the Shares, the investment objectives and the relative illiquidity of the shares, the shares of Shares are an appropriate investment for those investors desiring to become shareholders. The Company will make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

The Company will sell the Shares only to investors who initially invest at least $5,000, except insofar as this minimum is waived by the board of directors. This initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any that is exempt from federal income taxation, including:

•
a pension, profit-sharing, retirement or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended, or the “Code”;

•	a pension, profit-sharing, retirement or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 or Section 408A of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

For purposes of satisfying the minimum purchase requirements for retirement plans, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in the Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan or an IRA, you must comply with all applicable provisions of the Code.

You should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide you with information inconsistent with that contained in this prospectus. The Company is offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is TD GALLERY, INC?

A:
TD GALLERY, INC., shall be a clearing house for the buying, selling, trading and investing in trust deeds.  Trust deed holders will market their deeds through the gallery, and pay a membership fee for same.  The Company will also make fees on any exchange, and if the holder or new holder desires to have TD Gallery manage the collection of proceeds from the deeds, TD Gallery will be paid a monthly fee.  In addition, should the registration result in significant capital, the Company itself will be acquiring and refinancing and selling deeds along with the other members.  Hence there are 4 venues of income: membership, transaction fee, management fee, and actual trading and financing.

Q:	What competitive advantages does TD GALLERY, INC. achieve through its business formation and choice of business?

A:	The Company believes its concept provides the following benefits:

1.	A unique clearing house for almost unlimited membership;
2.	Various venues for income;
3.	No present competition for the concept or the membership vehicle;
4.	The timing of the registration, predicated on foreclosures and the need to eliminate predatory loans, and trust deeds that are, on their face, in excess of actual valuations of properties.

Q:	How will the Company structure the ownership and operation of the assets; i.e. the trust deeds?

A:
At first, the Company will act as an agent, and a sales tool, for others to market their deeds.  With significant capital, the entity itself will begin to buy and refinance and sell the deeds, acting as an investor along with and for the other members.

Q:	Who will choose which trust deeds the Company acquires?

A:
The management of the entity has significant experience in the acquisition and management of real estate.  When the secondary stage of investment in the deeds reaches fruition, the Company expertise should gain the best deeds and best profit position.

Q:	What are the fees and sources of revenue the Company will target?

A:
The multiple sources of revenue are as stated above.  First focus will be on membership fees, and that will always be the base income.  Transaction fees and management fees for others are secondary and tertiary.  Actual deed financing awaits significant capital investment.

Q:	Why should I invest in the Company?

A:
The concept is unique and the sources of revenue are multiple.  Presuming entre to enough membership possibilities, the first source of revenue-memberships- should yield significant revenue.  The balance of sources could make this Company a multi-million dollar enterprise within 3 years.

Q:	What is the Company’s investment objective?

A:	To become the clearing house for the buying and selling and refinancing of trust deeds in the continental United States, and provide a service that at present has no competition.

Q:	How would the Company engage in the buying and selling of trust deeds?

A:	The Business Summary infra should be read in its entirety to show how the Gallery works in assisting the membership, and how this entity will then take a role as an investor, acquiror and financier.

Q:	Does the Company currently own properties?

A:	No.

Q:	What kind of offering is this?

A:
Through FINRA registered broker/dealers and the officers, and directors TD GALLERY, INC. offering 5,000,000 Shares for a total proceeds of $25,000,000 on a “best efforts” basis at $5.00 per Share.  The Company refers to the shares of common stock, par value $0.001 per share, as the “common shares” or “shares” in this prospectus.

Q:	How does a “best efforts” offering work?

A:
When shares are offered to the public on a “best efforts” basis, no underwriter, broker dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, The Company cannot guarantee that any minimum number of shares will be sold. All proceeds from the same of the Shares will be deposited in the operating account and will be immediately available for use to pursue the stated objectives.  If only limited proceeds are generated through the sale of Securities, the Company may not be able to meet its anticipated working capital needs.  Accordingly, early investors will be at a greater risk since the Company will have less cash available to fund operations.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:
If you choose to purchase common shares in this offering, you will need to contact the officers and directors and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum required investment?

A:
No. You must initially invest at least $5.00 per share. Thereafter, subject to restrictions imposed by state law, you may purchase additional Shares, at your option. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	If I buy shares, will I receive distributions and, if so, how often?

A:
The Company intends to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which the Company will make the first positive cash flow consummating the beginning of the second year of operation. Initially, The Company expects to pay distributions monthly. Once the Company commences paying distributions, the Company expects to continue paying distributions unless the results of operations, the general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions will be determined by the board of directors in its discretion and may vary from time to time. Until the proceeds from this offering are fully invested, and from time to time thereafter, the Company may not generate sufficient cash flow from operations to fully fund distributions paid.

Q:	Are distributions I receive taxable?

A:
Yes. Generally, distributions that I receive will be considered ordinary income to the extent of the current or accumulated earnings and profits. These amounts will be subject to tax immediately as dividends at dividend taxable rates, but taxable at the reduced dividend rate in comparison to normal ordinary income.

Q:	What will the Company do with the proceeds from this registration?

A:
If the Company sells all the shares offered in this offering, the Company expects to use approximately $250,000 to fund the establishment of operations, and use the balance to become an investor and acquiror of member trust deeds.

Q:	How long will this offering last?

A:
The Company currently expect that this offering will terminate on July 30, 2010 (360 days after the effective date of this prospectus).  All proceeds from the sale of the Shares will be deposited in the operating account and will be immediately available for use to pursue the stated objectives.  If only limited proceeds are generated through the sale of Securities, the Company may not be able to meet its anticipated working capital needs.  Accordingly, early investors will be at a greater risk since the Company will have less cash available to fund operations.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will be provided with periodic updates on the performance of the investment, including:

• distribution statements;

• periodic prospectus supplements during the offering;

• an annual report;

• an annual IRS Form 1099-DIV, if required; and

• three quarterly financial reports.

The Company will provide this information to you via one or more of the following methods:

• U.S. mail or other courier;

• electronic delivery; or

• posting on the Company website, to be established.

Q:	When will I get my detailed tax information?

A:	The Company expects that it will send your Form 1099-DIV tax information for each year by January 31 of the following year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

TD GALLERY, INC.
George Ivakhnik
President and Chief Executive Officer
433 N. Camden Dr. Suite 600,
Beverly Hills, California 90210
Telephone: (310) 279-5282
Email: george@trustdeedgallery.com

If you have questions regarding the assets and operations, you should contact us at:

TD GALLERY, INC.
George Ivakhnik
President and Chief Executive Officer
433 N. Camden Dr. Suite 600,
Beverly Hills, California 90210
Telephone: (310) 279-5282
Email: george@trustdeedgallery.com

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. The Company have not authorized anyone to provide you with different or additional information. The Company are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. You should not assume that the information appearing in this prospectus or any free writing prospectus is accurate as of any date other than their respective dates. The business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, the words “The Company,” “we,” “his” and “us” refer to TD GALLERY, Inc.

PROSPECTUS SUMMARY

This summary may not contain all of the information that is important to you. You should carefully read the entire prospectus, including the section entitled “Risk Factors,” the financial statements and any free writing prospectus before making an investment decision.

The Entity:	"TD GALLERY, INC. ", a California Corporation doing business in California ("TD GALLERY, INC." or the "The Company"), and globally.

Fund:	The Specialist Debt Equity Trust Deed Fund

Objective:	To purchase whole and fractional trust deeds, invest in other real estate funds, own and manage non owner occupied real estate in the Continental U.S.

Strategy:
The fund will purchase whole and fractional trust deed note interests at deep discounts, both in senior and junior lien priority.  The fund will also foreclose on real estate property and buy and improve non owner occupied real estate in its portfolio until ability to liquidate in market for substantial profit.  THE FUND WILL NOT MAKE LOANS IT ONLY BUYS AND SELLS REAL AND PAPER ASSETS.

Structure:	C-Corp

Authorized Common:	100mm

Minimum Offering:	N/A

Maximum Offer:	$25,000,000

Management Service Fee: ½% paid 1/12 monthly from all cash under management.

Selling Fee:	4%

Target Cash on Cash	25% per annum
Return:

Shares to be offered:
5,000,000 shares of common stock at $5.00 per share in units of capital of $25,000,000. TD GALLERY, INC. will commence to use monies upon raising of minimum capital and first sale of stock.  There is no actual minimum funding.

General Purpose
The Company plans to raise up to $25,000,000 after commissions and cost for uses so delineated in the Business Summary.  Primary uses for the capital, include leasehold payments, promotion, office maintenance, working capital, insurance, design establishment, website installation, and all expenses of the offering. The balance of the proceeds will go to Trust Deed acquisition and investment. This is not a minimum/maximum offering.

Plan of Purpose
Stock consists of 5,000,000 shares of common stock.  Price of $5.00 for share of Stock, minimum purchase as little as 1 share of stock.  Based upon public return of offering, no  accredited status is required.

Offering:
Upon the first sale of shares, TD GALLERY, INC. will commence to use the proceeds for reasons as enumerated in the Business Summary.  TD GALLERY, INC. will sell stock until the funding level is reached, or until the Sales Termination Date (360 days), whichever comes first. At such time, TD GALLERY, INC. reserves the right to close the offering, or acquire any unsold shares itself.  As first capital is raised, all funds will be distributed to TD GALLERY, INC.

Offering Tax Status:
The proposed private placement memorandum and investment in the corporation is not meant to be a tax shelter.  An individual and corporate investor acquiring stock in this offering must consult with his or its own tax advisor or attorney prior to investment in the same.  There will be no filings made within any governmental entity, inclusive of the IRS, to gain status as a tax shelter.  This offering is a part of a profit motivated income producing venture.  But dividend distributions may have tax benefits in terms of their rate of taxation and parties receiving same.  Again, individual consultant should be used in analysis.

Return on Investment
The TD GALLERY, INC. is a nascent, start-up company with a novel concept.  It attempts to aggressively market to noteholders who choose to sell their notes, either to find a way to stay in residential property, or for the sale of interest in investment property.  The management will solicit noteholders to join a monthly “club” and display, for a monthly fee, their notes in a gallery, alongside others.  This gallery will be on one of the main business thorough fare in Beverly Hills, CA, located at 433 N. Camden Dr. Suite 600, in a show case office on the bottom level of the same.  Investors and passersby will see the gallery, and the products.  The entity will generate revenue as follows:

(A)	Membership fees paid on a monthly basis from gallery members;
(B)	Property management fees, on a monthly basis, for noteholders, before and after exchange or sale;
(C)
Transaction fees on the sale of the notes, or the renegotiation for the noteholders with existing lenders.  The goal will be eliminate burdensome loans, and replace through investors or other entities with conventional financing;

(D)	Fees on actual acquisition, maintenance and sale of deeds as sufficient capital is raised to allow market penetration.

The offering itself will pay for the establishment of the gallery, opening rental expenses, office expenses, and other budgetary needs prior to first significant revenues.  On a volume business it should take 90 to 120 days to establish significant revenue; the offering, properly funded, will handle, the first 3 months of operation.  All major capital above first $250,000, will be allocated to deed acquisition and sale, as company begins to service members as source of financing and disposition.

The financials, infra, are projected over 10 years.  They show corporate growth that could generate in excess of $24,000,000 a year, after expenses.  This does not presume secondary funding, is not based on a guarantee the company will entertain a secondary public funding, nor on any revenue from subleasing of premises in prime real estate location on a long-term lease.  The investors are being offered shares of the entity, capital appreciation on sale and a significant return, if profits are realized, while they hold the stock, in form of dividend distributions.

The actual investment itself can be delineated as follows: common stock will be acquired at $5.00 per share, minimum investment 1 share. The stock in issue will have the following parameters:

(1)	The stock is voting, and common in nature.
(2)	Stock can be sold or liquidated as restrictions are removal.

AS ALWAYS, INVESTORS MUST REALIZE THIS IS A PUBLIC OFFERING FOR STOCK IN A PUBLIC COMPANY, THAT ALTHOUGH HAVING GREAT POTENTIAL, IS NASCENT, AND WITHOUT A TRACK RECORD OF EARNINGS ON ANY SCALE. THERE IS NO GUARANTEE OF SUCCESS, AND INVESTORS MIGHT NOT SEE APPRECIATION OR RETURN OF CAPITAL.

BUSINESS SUMMARY

A. COMPANY FACTS AND KEY PERSONNEL

COMPANY NAME

The entity name is TD GALLERY, INC., a Chapter C corporation for the raising of funds through the display, marketing, sale and exchange of real estate notes for residential and business real estate.   All potential income will flow through this entity. The entity will control all negotiations and all revenues.  The investors will share in these revenues, as they are received through the venue of dividends, predicated on investment.  If sufficient funds are obtained, the Company will establish a fund for the acquisition and trading of the trust deeds themselves.

CORPORATE STRUCTURE

The capitalization commences with 100% ownership of common stock by the present insiders, who are George Ivakhnik, Tal Rana, Garron Robinson plus sale to the public of approximately 5% of corporate value. Where relevant, these named individuals have their backgrounds, infra, on file, and there is a discussion of the corporate ownership below.

The investors will hold common stock as is noted of 5% of corporate ownership, or 5,000,000 shares.  Presently the Company will issue 5,000,000 shares of common stock.

LEGAL FORM OF BUSINESS

The legal form of business is a Sub-Chapter C corporation that is newly formed for the business venture herein.  The entity will now focus solely on this venture.

BUSINESS LOCATION

The business location is Beverly Hills, California, specifically 433 N. Camden Dr. Suite 600, Beverly Hills, CA 90210.

MANAGEMENT TEAM

Management team consists of those individuals included in the curriculum vitae of the company described in the Management Section, infra.  The principals are discussed as are all important personnel. All the individuals in question have significant experience in the management of an entity such as this.

RESPONSIBILITIES

The responsibilities of the individuals in issue are as outlined herein. Those should be reviewed to determine the qualification of same.  Reliance on the expertise of the principals is a core issue in this offering, as this is a real estate venture without history, and novel in concept.

OUTSIDE SUPPORT

TD GALLERY, INC., will be the management entity, and, once funding is raised, the marketing and sales entity.  Outside support will work with TD GALLERY, INC., as needed.  But all decisions will be made by this entity.

STAFFING

TD GALLERY, INC.’s staffing will be as necessitated by the needs of raising funds for the production and sales of the real estate products.  Supervision of all aspects of that industry will be in the hands of TD GALLERY, INC.  The Company’s contacts in the industry will be used, as necessary. Fundraising will be controlled in-house.  Staffing will be as deemed necessary, to effectively market the gallery, and its products, the real estate notes in issue.

B. PRESENT SITUATION AND PROPOSED FUTURE

PROPOSED ENTITY

TD GALLERY, INC.

The Trust Deed Gallery is the first of its kind “store front” retailer dealer of “Trust Deed” secured real estate notes.

Trust Deed Gallery’s proposed location is at 420 N. Camden Dr. Beverly Hills, CA on, one block from Rodeo Drive on the retail level of a boutique financial building, with plenty of window frontage.

The objective of the Trust Deed Gallery is to 1.)  Create an “exchange” environment for new and existing real estate trust deeds, 2.) Introduce liquidity for trust deed market, secondary market. 3) Introduce a retail real estate store to transact private real estate loans.

The management of the entity will provide investor due-diligence, marketing, and loan servicing services to both issuers of real estate financing opportunities and investors who seek real estate investment opportunities.

C. MARKET ENVIRONMENT AND MARKETING CONCEPT

GENERAL ENVIRONMENT

The market environment could not be better than the present for an entity such as this Gallery.  There are significant loans in trouble, foreclosures are at their peak since calculations have been taken, and investors, those with some liquidity, may see opportunities, never before envisioned.  A company with a clearing house such as this stands to serve a purpose that is a vital necessity.

ACTUAL MARKETING PLAN

The Corporation will provide issuer customers and investor customers with eight trust deed marketing segments:

1.	Borrower and issuer video interview

3 minute Video interview segment, where the prospective investor has the opportunity to meet the borrower on video and listen to the borrowers answers to 10 specific real estate property related questions and use of funds.

2.	Gallery Electronic Listing

Electronically in Gallery showroom, available in paper and electronic with specific trust deed listings.

3.	The Company Catalog

At www.trustdeedgallery.com is located the Company catalog of all listed trust deeds and 7 minute specific issuer video interview clips linked to each opportunity. The browser can click on the “Meet the Borrower” button link.  On company’s blogs, both investor clients and issuer clients have the opportunity to interact with each other.

4.	Direct Mail to target investors

Investor clients can subscribe to direct opportunity notifications via U.S. Mail and issuer clients will be notified via U.S. Mail for specific investor investment requests.

5.	Monthly Trust Deed Catalog Publication

All trust deed opportunities will be listed in monthly catalog publication available via U.S. Mail.

6.	Direct Relationships

Private real estate finance is a privately transacted business, where relationships and transparency are of the utmost importance. The entity will make direct introductions between issuers and investors for specific trust deed opportunities.

7.	Gallery Invitations and Formal Events

The entity will host events for 1.) Bankers unveiling financial products  2.) Real Estate Developers unveiling new developments  3). Real estate professionals  4.) Financial and money manager professionals  5.) Foundations and family office managers.  6.) Other real estate related financial functions.

8.	Analytics and Due-Diligence

The Trust Deed Gallery “back office” operation is located at 433 N. Camden Dr. Suite 600, Beverly Hills, CA 90210.  At this location, the entity will conduct 1.) Loan servicing business, 2.) Real estate due-diligence and analytical review. 3.) Property management. 4.) Legal. 5.) Investment banking. 6.) Loan packaging. 7.) Asset transfer department.

CUSTOMER BASE

GENERAL ANALYSIS

The customer base is literally any person or entity who owns a trust deed, or who is indebted on same, and seeks the elimination of the debt, with substitution thereon, or desires to sell the deed, and its position, at a profit.  When one considers the market, both business and residential, the gallery base numbers in the millions.  This entity strives only for a de minimus market invasion; indeed the calculations are predicated on growth measured in new listings on a monthly basis in the hundreds of listings.

SPECIFIC CUSTOMER BASE

The Trust Deed Gallery will cater to all established real estate borrowers and issuers.   It will welcome institutional real estate banker conglomerates to unveil real estate backed financial products and to individuals LLC operators looking for refinancing for apartment building properties.  Developers and value added land companies will be welcome as well.

The entity will only deal in financing opportunities secured with real property located in the continental USA.

INVESTOR CLIENTS

The entity will provide the opportunity for individual real estate enthusiasts to transact real estate investments using their self direct IRA accounts and to institutional real estate professional financiers seeking allocation into real estate backed investments.  The Company will market both dividend paying notes for income driven investors and also value driven real estate opportunities for investors seeking equity appreciation and a variety of hybrid income and equity real estate investment products.  The investors will be primarily California companies, but from time to time, the entity will raise funds from outside the state.

D. FINANCIAL STATUS

Current financial status, and projections with presumptions are in the Exhibit Section to the Registration Statement.

PROJECTED NEAR FUTURE

By the end of 2010, TD GALLERY, INC. will hopefully be in full operation, with new listings averaging 400 to 500 per month.  This will generate listing incomes, de minimus closings, origination fees, and servicing fees.  It is projected that by the end of the first year of operation the entity should have net monthly income in excess of $70,000.  By year 2 of operation, the listings and other revenues should grow exponentially, and one expects revenues in excess of $200,000 per month.  By year 7 of operation, this entity could have listings in excess of 15,000, with new listings averaging 100 per month, and revenue in excess of $1,000,000 per month.

The presumptions should be analyzed at two levels.  The first three sources of revenue do not presume significant capital from the offering, only the establishment of business.  If the offering raises $5,000,000 to $25,000,000, the Company qualitatively changes, and can establish its fund for the acquisition and financing on the deeds.  Thus, this Company must be analyzed both as a gallery and as a role player and acquiror if funding is acquired.

All these are projections, of an unaudited nature, for a nascent business that has no track record of performance, in a highly competitive field.  This must remain a high risk investment, and if the investor cannot afford the loss of investment, investment in this vehicle cannot be recommended.

GOALS AND POSSIBILITIES

In order for TD GALLERY, INC. to attain its vision in the manner described above, the following primary strategic goals need to be achieved:

Opening
By middle of year 2010, the funding must be raised for purposes of establishment of the office, and opening sales.  This means an influx of $250,000 must be in corporate hands to finance the first three months of operation.

Projected:
By end of year 2010, the gallery will be in full operation, and self-sustaining, at levels contemplated by the financials, infra.  First major revenues, and market invasion should come at the end of 2010, and real profitability be attained, with a significant market invasion and profitability by 2011.  The same should continue for the balance of corporate life, with projections over a decade.

PROJECTIONS (SEE FINANCIALS, INFRA)- BEST CASE SCENARIO

By end year 2010, total income could exceed $70,000 per month, or approximately $800,000 in net revenue per year, before taxes.  After tax income would have to be adjusted accordingly in light of dividend requirements.  What percentage of market invasion is necessary for this level of income cannot be calculated at this time, but cumulative listings would be in excess of 5,000 gallery products.

By year end 2011, total revenue could exceed $250,000 per month, with listings close to 9,000 in number.

After the third year of 2012, revenues could be multiples of the above, as market invasion increases.

Again these projections are without the influx of major capital, but does presume the success in the marketing of the concept and a not insignificant membership in the Gallery as an entity.  Major capital, from $5,000,000 to $25,000,000 changes the role of the Company and its business operation.

E. COMPLETION OF BUSINESS SUMMARY

This is a new company with a timely concept, and a customer base that is potentially huge.  If the company can make itself known in the industry, it could fill a niche that has never been explored, and its profitability could be substantial, especially for an investor making a small investment for a significant portion of this company.  But the company is new, no secondary funding is guaranteed, and the difficulties in the economy increase the customer base, but make funding for sales, exchanges and refinancing difficult.  This Company must reach significant numbers to be successful, and rely on its club membership, its gallery members, for basic support.

The investment arm for this product – the common stock - should return income on investment through the vehicle of dividend payments. How much income cannot be predicted, nor the safety of this investment.  The strength of the Company lies in the industry, the size of the market, and the lack of competition.  The weakness at present lies in the newness of the Company, and lack of determinable funding.  Should the Company generate the revenues contemplated herein (Financials), the return to the investor would more than match a normal investment, and could be exponential in nature.

The purchase of the Stock offered herein involves a high degree of risk. Prospective investors should carefully evaluate the following factors in addition to the other information provided in this Memorandum before making an investment decision.  Each prospective investor should consult his or her own legal, tax and financial advisors with respect thereto.

SPECIFIC RISKS IN INVESTIGATING IN A START-UP COMPANY FOR RETAIL SALES AND

MARKETING OF TRUST DEEDS

1.  There are risks unique to the Company in issue: There are multiple risks involved in any investment in a startup company without a track record of income, but this specific company has risks that have to be investigated and analyzed on a separate basis.

This is a unique company, with a concept that has never been tried before.  Essentially, the entity in issue will solicit noteholders to market their trust deeds through the entity.  The noteholders will pay a monthly fee to belong to a showcase that will market the notes to other parties, potential investors, and the entity itself will attempt, if possible, to negotiate new terms on certain loans, and marry investors to noteholders, while servicing the investors in their dealings with the lending institutions.  There are a myriad of ways the entity will generate revenue from the membership dealings on a monthly basis, to fees charged should refinancing or note acquisition be successful.  But the entire entity premise is based on volume, and the need to have a large number of notes available for display, trade, and solicitation to investors.  Without the volume, needed to attract investors and generate the monthly revenue through membership, the entity could fail.

On a positive note, considering the status of real estate, and the large number of predatory and upside down mortgages, if the entity can form an niche in the industry through aggressive marketing, it could be highly successful.  Its leasehold expenses are relatively low, it has the right to sublease to other real estate or non-real estate entities, and the long term picture has considerable upside.  The investors are being asked for a significant amount of capital for 5% of the entity; outside of this public funding, no further investment is targeted.  The company projections reach $24,000,000 net income in year 10.  This could be an investment of exponential return.

2.  There is Limited Operating History. TD GALLERY, INC. has no operating history. It is to be, at start, a one-concept company. Although management believes that by using the proceeds of this offering it will be able to generate significant revenue, and market the concept successfully, no assurance can be given that TD GALLERY, INC. will be able to do so, or that it will derive sufficient revenue from its operations to enable it to become profitable at the projected level, and thus no assurance can be given that investors will receive a return on their investment on the Stock or desire to convert.

3.  There is dependence upon key personnel. TD GALLERY, INC. is highly dependent upon the services of its principals and their contacts in the industry. The success of TD GALLERY, INC. will also rely on third parties and third party contacts in the real estate venue. This dependence will continue and no change in management is foreseen.

4.  There is possible need for additional capital. This offering may not raise sufficient capital to fund TD GALLERY, INC.'s proposed operations, particularly if the concept does not entice enough noteholders to generate a volume for sale and secondary acquisition.  TD GALLERY, INC. may need to raise significant additional capital in the future. No assurance can be given that such funds will be available to TD GALLERY, INC. on favorable terms and conditions, if at all. In addition, no assurance can be given that TD GALLERY, INC. will be able to ever become profitable at the projected levels, and no assurance can be given that investors will receive a profit on their investment in the Stock or see their capital returned.

5.  The financial information and projections are to a large extent unaudited. The financial information included in this Registration Statement is not audited, and may not necessarily have been prepared in accordance with generally accepted accounting principles. There is a certified audit on the Company, but the presumptions and assumptions have not been the subject of audit.  In addition, the financial projections contained herein are based upon management's assumptions concerning future events and are intended to be illustrative only. The projected financial information was not prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants regarding prospective financial information. While management believes that the assumptions are reasonable, they are subject to customary uncertainties inherent in making projections, and there can be no assurances that the assumptions will in fact prove to be accurate.

The assumptions upon which the projections are based should be reviewed carefully. The projections should be viewed merely as financial possibilities based on the assumptions and are not a guarantee of future performance. There can be no assurance that the projected results will be attained, and the difference between actual and projected results may be material.

6.  There is control of the company by existing stock holders. TD GALLERY, INC.'s founders will own 95%, of the capital stock of TD GALLERY, INC. following the Offering.  Consequently, although investors who purchase Stock will have contributed a significant portion of TD GALLERY, INC.'s capital, control of TD GALLERY, INC. will reside with, and TD GALLERY, INC.'s operations will continue to be dramatically influenced by its founders and insiders.

7.  The share price was arbitrarily determined. The per share purchase price for the shares price hereby bears no relationship to established criteria (such as book value per share, a multiple of earnings or revenue, or any other criteria) and was arbitrarily determined. In addition, TD GALLERY, INC. has not obtained, and will not obtain, any opinion of an investment banker or advisor as to the fairness of per share purchase price of the Stock.

8.  There is no established business; there is a hoped for upside potential. The Company has no substantial business background, and is in need of capital to start operation. Significant capital and time has been expended to prepare this project, but income at projected levels is not yet achieved nor specific start-up capital. The Company does not have substantial income. This offering is structured to maximize corporate potential, with risks. Upside potential is great; this is a privately-held corporation that, at best case scenario, could generate more than $24M in revenues. A huge return, exponential in nature, is possible, especially if a favorable licensee agreement is reached.  This is a growth Company, with unlimited potential.

9. The investment is through use of stock. Investment will be through use of Stock. Essentially, the transaction is structured so as to return capital through Stock, and offer potential high return by dividend. But, there are no guaranties the Company will generate sufficient revenue to pay dividends, let alone appreciate in value to the point a stock sale will eventually make sense. Corporate assets are not always liquid in nature and a default could lead to a fairly long time period between lapse of payment and recoupment of investment, even presuming, as is the case, the good faith of the management. Liquidity will always be targeted to business needs, so one could find a Company cash-poor, unable to pay on-going dividends.

10.  There is importance of the initial proceeds from the venture. The funds from the sale of the stock will have a critical effect on the future success of the Company, and place TD GALLERY, INC.’s operations into business. The Company will use the proceeds as in the Business Summary, and these proceeds are crucial to TRUST DEED GALLERY, INC. and profit structure. Even with full capitalization, it is possible the Company may not be adequately capitalized, or may need to borrow elsewhere, putting major restrictions on future cash flow. In this regard, this offering is structured with the hope for singular funding to be raised. All risks are minimized, but not extinguished, with maximum funding raised.

11. There is a lack of history of paying distributions. TD GALLERY, INC. has no history of paying distributions.  Yet the investment desires dividend distributions on substantial profits earned. All payment presumes substantial after-tax income from TD GALLERY, INC. from completion of this offering. Failure to so perform could leave the stockholders in jeopardy, as to payments, and return of capital.

12. The other stockholders will be disclosed. The Company will, upon the request of any investor, provide to such investor a list of the names and addresses of the other purchasers of Stock.

13. There is no assurance on return on investment. No assurance can be given that a purchaser of Stock will realize a return on his investment or that he will not lose his investment. Investment in the Company involves a substantial degree of risk and, therefore, each prospective investor should read this offering Memorandum and all Exhibits hereto carefully and should consult with his own personal attorney, tax consultant, accountant or business advisor prior to making any investment decision.

Summary, General Risk Factors

An investment in the Shares involves a number of risks. You should consider carefully the risks discussed below and all Risk Factors before purchasing the Shares.

•
There is limited liquidity for the Shares. There is no public trading market for the Shares, and the Company do not currently intend to list the Shares on a securities exchange or automated quotation system in the near future. If you are able to sell the securities, you may have to sell them at a significant discount.

•
The Company has an immediate need for the proceeds from this offering to be utilized in the real estate operations.  If only limited proceeds are generated through the sale of the Shares, the Company may not be able to meet its anticipated working capital needs.  Accordingly, early investors will be at greater risk since the Company will have less working capital available to finance operations.

•
The current conditions in the U.S. economy and turmoil in the credit markets could limit demand for the residential properties and affect the overall availability and cost of credit. With respect to the Company, currently these conditions have not impaired the ability to access credit markets and finance the operations, however, the impact of the current crisis on the ability to obtain financing in the future and the costs of terms of the same, is unclear. No assurances can be given that the effects of the current crisis will not have a material adverse effect on the business, financial condition and results of operations or those of the tenants or co-investment partners.

•	Most properties will be in Los Angeles located in Southern California, making the Company more vulnerable to certain adverse events than if the Company owned a more diverse portfolio of properties.

•
The internal management controls this Company.  It currently has the ability to effectively vote approximately 95% of the outstanding voting securities, and assuming the issuance of all Shares in this offering, including through the dividend reinvestment plan, will have the ability to effectively vote approximately 95% of the outstanding voting securities. The interests of Mr. Ivakhnik may conflict with the interests of the other shareholders and Mr. Ivakhnik could cause the Company to take actions that the other shareholders may not support.

Other Risk Factors

Risks Related to this Offering

There is no minimum funding requirement for this Offering

The Company has an immediate need for the proceeds from this offering to be utilized in the real estate operations.  If only limited proceeds are generated through the sale of the Shares, the Company may not be able to meet its anticipated working capital needs.  Accordingly, early investors will be at greater risk since the Company will have less working capital available to finance operations.

The Company has no operating history as a public company.

The Company has no operating history as a public company. The Company cannot assure that the management’s past experiences will be sufficient to allow it to successfully operate as a public company.

The Company has not identified any assets or deeds to be purchased with the net proceeds of this offering and, therefore, you will not be able to evaluate such assets prior to the investment therein.

The Company has not yet identified the deeds to be purchased with the net proceeds of this offering. Therefore, there could be a delay between the time you invest in shares of the common stock and the time the net proceeds are invested by us. This could cause a substantial delay in the time it takes for the investment to realize its full potential return, and could adversely affect the total return. If the Company fails to timely invest the net proceeds of this offering or to invest in quality assets, the ability to achieve the investment objectives, including, without limitation, diversification of the residential real estate property portfolio by property type and location, could be materially adversely affected. In addition, because the Company have not identified the assets to be purchased with the net proceeds of this offering, the uncertainty and risk associated with an investment in the securities is increased as you will be unable to evaluate the manner in which the net proceeds are to be invested and the economic merit of a particular asset prior to investment.

In the event the Company is unable to quickly raise a substantial amount of capital, the Company may have difficulty investing it in prime trust deed values.

After the Company has acquired a substantial portfolio of trust deeds, the Company will change and the Company operations will change. If the Company is unable to quickly raise capital during this offering, it may have difficulty in identifying and purchasing suitable residential real estate properties in order to meet the preferred investment allocation, which may impact the ability to pay distributions to you.

There is no public market for shares of the common stock.

There is no current public market for shares of the common stock, and the Company does not expect that such a public market will ever develop.  The shareholders will be only able to sell their securities in private negotiations that meet the requirements of Rule 144 of the Securities Act of 1933, as amended.

The Company may change the investment and operational policies without stockholder consent.

Except for changes to the investment objectives and investment restrictions contained in the charter, which requires stockholder consent to amend, the Company may change the investment and operational policies, including the policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of the stockholders, which could result in the making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in the investment strategy may, among other things, increase the exposure to interest rate risk, default risk and residential real estate market fluctuations, all of which could materially affect the ability to achieve the investment objectives.

Valuations and appraisals of Company trust deed acquisitions will be estimates of fair value and may not necessarily correspond to realizable value.

If the Company is unable to raise substantial funds in this offering, the Company will be limited in the number and type of investments it may make which could negatively impact the investment.

This offering is being made on a “best efforts” basis, whereby the Company is only required to use its best efforts to sell Shares and the Company has no firm commitment or obligation to purchase any of the Shares. As a result, the amount of proceeds the Company raises in this offering may be less than the amount he Company would need to achieve a broadly diversified portfolio. Its inability to raise substantial funds would increase its fixed operating expenses as a percentage of gross income, and the financial condition and ability to make distributions could be adversely affected. Additionally, if the Company is unable to raise substantial funds, it will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which the property investments are located and the types of investments that the Company makes. In that case, the likelihood that any single investment’s performance would adversely affect the profitability will increase.

Final Generic Risks Related to Investments in Real Estate

The operating results will be affected by economic and regulatory changes that impact the real estate market in general.

The Company will be subject to risks generally attributable to the ownership of any form of real property, including:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in an area;

•	increased competition for real property investments targeted by the investment strategy;

•	bankruptcies, financial difficulties or lease defaults by the tenants;

•	changes in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

All of these factors are beyond the control. Any negative changes in these factors could affect the ability to meet the obligations and make distributions to stockholders.

The Company faces risks associated with property acquisitions even in the form of trust deeds.

The Company intends to acquire deeds and portfolios of deeds, including large portfolios that will increase the size and result in changes to the capital structure. The acquisition activities and their success are subject to the following risks:

•	The Company may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	The Company may be unable to obtain financing for acquisitions on favorable terms or at all;

•	acquired properties may fail to perform as expected;

•	The Company may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into the existing operations.

The Company may have difficulty selling the acquired deeds, which may limit the flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for the Company to promptly sell one or more of the deeds or portfolios of deeds on favorable terms. This may limit the ability to change the portfolio promptly in response to adverse changes in the performance of any such property or economic or market trends.

Costs of complying with governmental laws and regulations may reduce the net income and the cash available for distributions to the stockholders.

Investor must remember that deeds are interests in real property, and may be subject to all the restrictions of ownership in same.  Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. The Company could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

The underlying properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to the properties, or restrict ability to renovate properties. The Company will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, the Company cannot assure you that the Company will be able to acquire properties or allocate responsibilities in this manner. If the Company cannot, or if changes to the ADA mandate further changes to the properties, then the funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in or incorporated by reference into this prospectus, including, without limitation, those related to the future operations, constitute forward-looking statements. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that the Company express or imply in this prospectus or in the information incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus are based upon the current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects include, but are not limited to:

•	the ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•
the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if the investments fail to perform as expected;

•	the ability to access sources of liquidity; and

•	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

USE OF PROCEEDS

The offering consists of 5,000,000 Shares for a total offering of $25,000,000.  The Shares are offered at one share of common stock for $5.00, $5.00 being the purchase price.

The following table presents information about how the Company intends to use the proceeds raised in this offering. The table sets forth estimated figures assuming the sale of the Shares representing (i) an offering amount of $5,000,000 and (ii) the maximum offering amount of $25,000,000.

The estimated amount of selling commissions, if any, was calculated using 4% per Stock. The actual amount of selling commissions, however, will vary from the estimated amounts shown, because, The Company anticipate the majority of the Shares will also be sold by the Officers and Directors who will receive a commission or other forms of compensation. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

ESTIMATED USE OF PROCEEDS

420 Camden Lease	$56,000

Security Deposit	1,000

Utilities	1,000

Legal	10,000

Prop Renovation & Buildout	105,150

MMDA- Design Fee	6,500

Printing & Advertising	2,500

Insurance	600

Promotion & Miscellaneous	3,000

Clerical Assistance	2,000

Reimbursements	18,276

Working Capital	5,000

Employee Wages	2,080

The Company site	120

Commissions	10,000

Miscellaneous	27,000

*Total	$250,226

EXPLANATION OF ABOVE

Although this is a public company, with a public offering that is attempting to raise almost $25,000,000, it must be stated that the offering is essentially in two stages.  Of the first $250,000 raised, the entirety will be used for startup expenses mentioned above; hence, the breakdown specifically for the first funding.  After that funding is raised, the balance of proceeds will be used to fund investments in the trust deeds, and in the establishment of funding and funds for same.  The financials infra should be read with the above in mind.  This is a company that functions as a clearing house, a manager, and a facilitator, before it takes the role of investor.  Hence, the four possibilities for revenue.

	Assumed		Maximum
	Offering of		Offering of
	$5,000,000		$25,000,000

Gross Offering Proceeds(1)	$5,000,000		$25,000,000
Less:
Selling Commissions	$ [______	]	$ [______	]
Organization and Offering Expenses(2)	[______	]	[______	]

Net Proceeds	$ [______	]	$ [______	]

(1) The Company intends to offer the Shares on a best efforts basis for a period of 360 days with a 90 day extension in the discretion of the Company.

(2) These amounts represent estimated expenses incurred in connection with the offering, including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse any broker/dealer for amounts it may pay to reimburse the bona fide due diligence expenses of sales materials, the cost of educational conferences held by us and attendance fees and costs. The Company estimates that any organizational expenses incurred will be de minimis.

The Company intends to utilize the net proceeds from this offering, which are not used to pay the fees and other expenses attributable to the operations, for: (1) to make investments in accordance with the investment strategy and policies; (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which the Company may enter in anticipation of the acquisition of the initial portfolio of residential real estate properties and other real estate related assets; and (3) for working capital purposes.

THE STRUCTURE AND FORMATION TRANSACTIONS

TD GALLERY, Inc. is a California Subchapter S Corporation in the greater Los Angeles, California metropolitan area.  The Company Substantially all the activities will be conducted by the operating company, TD GALLERY, Inc.  There are no corporate affiliates.

The principal executive offices are located at 433 N. Camden Dr. Suite 600, California 90210.  The telephone number at that location is (310) 279-5282. The Company website is located at www.trustdeedgallery.com.

INVESTMENT OBJECTIVES, STRATEGY AND GUIDELINES

Investment Objectives

The primary investment objectives are:

•	to generate an attractive level of current income for distribution to the stockholders;

•	to provide the stockholders with the potential for long-term capital appreciation; and

•	to offer an investment option in which the per share price volatility is correlated to trust deed viability as an asset class rather than traditional asset classes such as Shares and bonds.

The Company may not change the investment objectives without the approval of holders of a majority of the outstanding shares of common stock.

Investment Strategy

The investment strategy is fourfold.  First, to generate revenue for distribution predicated on the clearing house concept of the membership.  Secondly, to interface with that membership, market their deeds, and create revenues per transaction.  Thirdly, to offer to manage and collect fees from the deeds at monthly cost to the holder on a competitive basis.  Lastly, to become an actual participant in the buying, selling and marketing of the deeds, with an eye toward refinancing into conventional financing.  The goal is to distribute significant revenue in the form of dividends to the stock holders.

Investment Guidelines

This is a fairly exclusionary market; one is dealing in real estate debt.  One will handle the marketing and acquisition of that debt on an individual and portfolio basis.  This requires a large influx of capital over a short period of time, and a focus on the singular investment opportunity.  The latter is primary investment guideline of the Company.

Investments in Residential Real Estate Properties

Investment Decisions

The Company will have the authority to execute on behalf of the Company all residential real estate property acquisitions that meet the requirements of the investment guidelines approved by the board of directors. As a result, the Company will have the ability to acquire properties, i.e., deeds that meet the investment guidelines without the approval of the board of directors. The board of directors will formally review at a duly called meeting the investment guidelines on a quarterly basis and the portfolio on a quarterly basis or, in each case, more often as it deems appropriate. In pursuing investment objectives and making residential real property investments, the Company will consider relevant real estate property and financial factors, including the following:

•	positioning the overall portfolio to achieve diversity by property type, geography and industry of the tenants;

•	credit quality of in-place tenants and the potential for future rent increases;

•	income-producing capacity;

•	opportunity for capital appreciation based on deed repositioning, operating expense reductions, short sales and other factors;

•	liquidity and tax considerations; and

•	additional factors considered important to meeting the investment objectives.

To the extent feasible, the Company will strive to select a diversified portfolio of properties in terms of geography, type of property and industry of the tenants, although the number and mix of real estate debt acquired will largely depend upon real estate and market conditions and other circumstances existing at the time deeds are acquired and the amount of proceeds raised in the offering.

Due Diligence

Prior to acquiring trust deeds or portfolio of same, the Company will undertake an extensive site review. The Company will typically also undertake a long-term viability and fair value analysis, including an inspection of the underlying property and surrounding area by an acquisition specialist and an assessment of market area demographics. The Company also may take the following steps, depending on the property and terms agreed to:

•	obtain surveys of the property;

•	obtain evidence of marketable or indefeasible title subject to such liens and encumbrances as are acceptable;

•	obtain financial statements covering recent operations of properties with operating histories to the extent such statements are required to be filed with the SEC;

•	obtain title and liability insurance policies;

•	obtain an independent engineering report of the underlying property’s mechanical, electrical and structural integrity;

•	existing leases relating to the property; and

•	evaluate both the current and potential alternative uses of the property.

SPECIFIC DESCRIPTION OF SOURCES OF REVENUE

Membership Fees
The Company will charge a membership fee of $9.95 a month per deed, not owner of same.  This will be paid on a monthly basis, and volume is predicated on reaching the market place, which numbers millions of debt instruments.  As long as membership is maintained, the deeds are subject to sale exchange or refinance through the membership or Company affiliates.

Fees Per Transaction	Upon disposition of deed, 1% of gross value payable to Company on closure.

Management Fees	For collection of monies owed on trust deeds, 1% of monthly obligations to be paid to the Company, collected by same, with balance distributed to note holder.

Portfolio Acquisitions
A description of the use of the gallery and portfolio acquisition follows below is described in the Exhibit Section, infra.  Below is a description of the classification of real estate deeds and the listing of pool instruments, which should be utilized by an investor in determining how the investment strategy of the Company is effectuated.

DESCRIPTION OF REAL ESTATE TRUST DEED NOTE

Trust deed notes are classified into 3 lien priority categories:

1.	1st Lien position (Senior)
2.	2nd Lien position (Mezzanine)
3.	3rd Lien position (most Junior or equity)

Description of lien priority categories:

1.	1st Lien category is “secured” with most senior lien priority and Trust deed on subject real-estate property is recorded with loan to value ratio (LTV) not greater than 70%
2.	2nd Lien category is “secured” with junior lien priority or 2nd Trust deed on subject real estate property and recorded with combined loan to value ratio (CLTV) not greater than 85%
3.
3rd Lien category is most junior lien priority or 3nd Trust deed on subject real estate property and recorded with combined loan to value ratio (CLTV) not greater than 95%  this category is commonly referred to as “equity” and is perceived most risky but offers potential for “uncapped” investor returns.

Lien priority pricing scale

Each lien position is priced according to value risk scale and priority of repayment in case of issuer insolvency.  This is just an overview; each case is different but typically is modeled with in following parameters.

1.	1st Lien position, investor can expect to earn 6.5% to 12% per annum
2.	2nd Lien position, investor can expect to earn 12% to 17% per annum
3.	3rd Lien position, investor can expect a target return of 17% plus equity participation.

LISTING TRUST DEED

TDG accepts listings of all types of commercial and non owner occupied real estate trust deed notes in the continental US.  TDG does not list or trade real estate securities, however in California TDG can list mortgage backed pools registered under California department of real estate or California department of corporations.

Structuring trust deed note for listing

Each lien priority category trust deed note must include 1. Annual rate 2. Maximum investment term     3. Face amount.

Due-diligence documents

Each issuer is responsible for submitting specific due-diligence information regarding each specific listing 1. Subject property appraisal or broker price opinion followed by appraisal 2. Digital photo pictures of subject property 3. Note 4. Trust deed 5. Insurance 6. Preliminary title report 7. Sources and uses of funds description.

Pricing trust deed note

Issuers are responsible for submitting trust deed notes for listing according to fair and reasonable “market expectations” TDG does not approve or disapprove specific listing but is responsible for maintaining a “fluid” trading operation, meaning that the market for listing opportunities already exists and investors are used to certain realistic historical standards .  Issuer is responsible to make a realistic lien priority determination and “ASK” investors for what is fair and reasonable for proposed risk vs. reward table listed here.

1.	1st Lien position, investor can expect to earn 6.5% to 12% per annum
2.	2nd Lien position, investor can expect to earn 12% to 17% per annum
3.	3rd Lien position, investor can expect a target return of 17% plus equity participation.

Displaying the trust deed note

Trust deed notes displayed on the exchange website electronically by location, rate of return, lien priority, property type, all templates include digital pictures.  With a click browsers can open property due diligence material, including but not limited to appraisal, preliminary title, note, trust deed, uses of funds, all issuer disclosures and qualifications.

Meet the issuer video clip

Issuers have an option to include a video link with each listing describing themselves, company and project.  The video must be 3 minutes or shorter in length.

LISTING REAL ESTATE MORTGAGE POOL INSTRUMENTS

Mortgage pool issuers registered under California department of real estate and California department of corporations can display pool interest.

DETERMINING INTEREST RATES

How initial listing rates is determined

All rates quoted on TDG is “private label”, rates are determined based on historical private money risk/reward loan rates.  Specific factors to consider is 1. Lien priority 2. Issuer personal and business credit 3. Term of note financing

TRADING

 TDG electronic trading platform

TDG electronic trading platform accepts orders for whole and fractional trust deed notes.

 Function of exchange syndicate specialist

A bid entered electronically is routed to TDG syndicator specialist, whose function is 1. Receive electronic order, 2. Present highest offer to seller 3. Notify bidder of accepted or rejected offer 4. Notify and assemble syndicate for accepted offers who are short of closing funds.

 Opening trading account

Opening trading account is free, applicants full name, address, contact,   investment background, is all that is required.

About TDG quotation

Quotes are displayed in percentage of par.  Par is defined as trust deed note face amount.  For example a $1mm note = 100% par.  If such note is closed at discount ($750,000) the transaction closed at 75 or at 25% discount to par.  If the same transaction closed at $1,100,000, the transaction closed at 110 or 10% premium.

Entering buy order trade (bid)

Bids can be entered as percentage of par or cash.  The electronic trading platform will accept bid orders in whole or fractional.  Fractional bid is defined as bidder only has part of the winning or accepted bid.

Entering sell order trade

Sell orders are accepted via listing Trust deed note process described prior section of this manual “LISTING TRUST DEED”

Post closing quotes displayed

Post closing or historical quotes are listed in sequence by displaying:

…FACE MOUNT. LIEN PRIORITY. LTP. ANNUAL YIELD. TERM… for example: closed  $1,000,000 note, 1st trust deed, 75% loan to  par value, paying 8% annually, 36 month term.  The ticker will display:

…………………………………………1m1st75%LTP8%36m…………………………………………….

Bidding period

Bidding period is 15 days in which the TDG syndicator specialist seeks highest bid offer.  If no offers entered, or sellers reject best offer, the 15 day cycle starts again.

About the syndication function

Syndication function on TDG allows syndicate specialist to efficiently notify other interested investor parties to participate in the accepted or won bid/offer.

Syndication period

TDG syndicate specialist has 15 days to assemble cash to close the accepted bid/offer.  If the timing is not met, the whole deal is called off and transaction is re-introduced back into listing cycle.

Closing

After all cash capital is available, buyer and seller meets with Title Company, all closings are handled in traditional real estate closing manner.

Servicing option

Post closing, investor parties are offered the option for Trust deed gallery exchange servicing department to handle all investor servicing functions for .5% annual fee.

Listing fractional trust deed note

Fractional sell orders are accepted via listing trust deed note process described prior section of this manual “LISTING TRUST DEED”

Trading fractional trust deed note

Fractional Trust deed note listings are executed in the same manner as whole trust deed notes described in TRADING section of this manual.

ISSUER TDG RATING

About

When issuer first decides to list a trust deed opportunity with TDG, they have an option to voluntarily provide investors with personal and business credential.  TDG relies on internal credit rating system, the system considers the length of term issuer has been client, timely servicing of investor accounts, timely repayment of borrowed funds, quality of transaction delivery and disclosure representation.    The rating system is grouped by 7 tiers and separated by two categories, each described below in detail:

 Initial credit tier system category

Initial tier system, is for new issuers listing with TDG.

Tier 1 Unknown or stated

With initial listings, issuers have an option to not provide verifying documents regarding personal or business history.  Issuers are required to state their credit background and other material information regarding themselves, business and subject property for previous 3 years.

Tier 2 Acceptable personal credit

Issuers in tier 2 have disclosed their personal credentials, and agreed for TDG to pull 3 major   credit bureau, and further agreed to share their FICO score and delinquencies if any with investors.

Tier 3 Acceptable personal and business credit

Issuers in tier 3 have disclosed their personal credentials, and their business credit and agreed for TDG to pull 3 major credit bureau plus  D&B business credit report and further agreed to share their FICO score and delinquencies if any  with investors.

Contingent tier system category

Contingent tier category is for issuers who established track record with TDG

Tier 4 Traded 12 month or less

Issuer is monitored based on diligence at closing, disclosures, timely payments to investors, successful execution of sources and uses.

Tier 5 Traded longer than 12 month but less than 36 month

Issuer is monitored based on diligence at closing, disclosures, timely payments to investors, successful execution of sources and uses.

Tier 6 Traded longer than 36 month but less than 60 month

Issuer is monitored based on diligence at closing, disclosures, timely payments to investors, successful execution of sources and uses.

Tier 7 traded longer than 60 month

Issuer is monitored based on diligence at closing, disclosures, timely payments to investors, successful execution of sources and uses.

MANAGEMENT

Board of Directors

The Company operates under the direction of the board of directors, the members of which are accountable to us and the stockholders as fiduciaries. The board of directors is responsible for directing the management of the business and affairs. The board of directors has retained the advisor to manage the day-to-day affairs and to implement the investment strategy, subject to the board of directors’ direction, oversight and approval.

The Company currently has 4 directors on the board of directors. Prior to the commencement of this offering, The Company will have a total of 4 directors, [George Ivakhnik, Tal Rana, Summit Singh, Garron Robinson] At the first meeting of the board of directors consisting of a majority of independent directors, the charter will be reviewed and ratified by a vote of the directors, including at least a majority of all directors.

Prior to the commencement of this offering, the charter and bylaws will provide that the number of the directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen.

Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or, at such time as the Company are subject to Subtitle 8 of the MGCL, a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors.

A majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. Each director will be bound by the charter.

Responsibilities of Directors

The responsibilities of the members of the board of directors include:

•	approving and overseeing the overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving and overseeing the debt financing strategies; and

•	determining the distribution policy and authorizing distributions from time to time.

The directors are not required to devote all of their time to the business and are only required to devote such time to the affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The Company will follow investment guidelines adopted by the board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by the directors. The board of directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of the stockholders. Any change in the investment objectives as set forth in the charter must be approved by the stockholders.

Committees of the Board of Directors

The board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Prior to the commencement of this offering, the board of directors will establish an audit committee.

Directors and Executive Officers

As of the date of this prospectus, the directors and executive officers and their positions and offices are as follows:

Name	Age	Position

George Ivakhnik	31	Managing Director and Chief Executive Officer
Talwinder Rana	32	Managing Director and Chief Operating Officer
Steven J. Corso	47	Chief Financial Officer
Garron M. Robinson	26	Executive Vice President

*	To be named by amendment.

George Ivakhnik, 31, CEO, is a founder and organizer of the Company.  Mr. Ivakhnik’s responsibilities include portfolio asset management, portfolio allocation, capital formation, limiting portfolio risk exposure and maximizing investment returns for investors.  Mr. Ivakhnik’s background includes over ten years of private equity and real estate experience, including performing financial services for private REIT’s, including Birusa REIT, a company founded by Mr. Ivakhnik to cater to financing high-end real estate development projects.  Mr. Ivakhnik served as Vice president of  PRM Realty Group, a 3 billion dollar Chicago based exotic real-estate developer, where Mr. Ivakhnik performed financial duties and launched, a capital markets division for the purposes of executing on various high-end development opportunities.  He performed capital formation duties for west coast mortgage-backed pools (“Private Money Lenders”).  Mr. Ivakhnik’s experience also includes equity investment experience with national investment banks, like Advanced Equities, where he performed financial services for top Silicone Valley VC’s including: New Enterprise Associates, Kleiner Perkins Caufield & Byers, Benchmark Capital, and Sequoia Capital.  Mr. Ivakhnik was also registered with 1st Bridgehouse Securities, where he executed FDIC, DeNovo Banking IPO strategies.  Mr. Ivakhnik’s most recent experience has been the acquisition and restructuring of media entertainment companies in Los Angeles, California.  Mr. Ivakhnik holds Series 7 and 66 securities License CRD# 3140650 (Not Registered) and attended Metropolitan University of Denver, Colorado.

Talwinder Rana, 32, COO, co-founded and organized the Company in April 2009.  Mr. Rana’s responsibilities include portfolio asset management and acquisition, real estate analysis, property management, property improvement oversight, limiting portfolio risk exposure and maximizing investment returns for investors.  Mr. Rana acquired his first multi-tenant investment property in March 2003, while working for XAP.COM, where Mr. Rana was responsible for HTML, scripting and online development.  Mr. Rana continued his track record of success in multi-tenant property acquisition by further acquiring and managing 66 residential units in the Greater Los Angeles area.  In July 2008, Mr. Rana acquired his CA Real Estate broker’s license #01845864 and established his brokerage “Young Eagle Realty & Loan.”  Mr. Rana graduated from UCLA where he majored in Economics with minors in Accounting and Computing Specialization.

Garron M. Robinson, 26, EVP is a licensed Real Estate Broker in the State of California (license no. 01808260) and is serving as Executive Vice President of TD Gallery, Inc.  Mr. Robinson’s duties include portfolio risk management, trust deed acquisition and syndication management and investor relations.  Mr. Robinson’s knowledge and expertise in the real estate industry range from valuation and investment analysis to project and portfolio management in both the residential and commercial markets.  Mr. Robinson has served as a Project Supervisor for several condominium-conversion projects and as an Acquisitions Manager for a wide range of multi-family acquisition projects in the greater Los Angeles area.  Most recently, Mr. Robinson worked in Asset Management for Atlas REO Services – an REO outsourcing company.  There, he was instrumental in managing the disposition of nationwide bank-owned properties for major institutional clients.  Mr. Robinson graduated from University of Colorado, Boulder in 2006 with a Bachelor of Science in Business Administration, Emphasis in Finance.

Steven J. Corso, 47, CFO

Compensation of Executive Officers and Directors

The Company does not currently have any employees nor does the Company currently intend to hire any employees who will be compensated directly by us. Each of the executive officers, including each executive officer who serves as a director, is employed by the Advisor.  Each of these individuals receives compensation for his or her services of $10,000 per month.

The Company will pay each of the independent directors an annual retainer of $300 (to be prorated for a partial term).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of the officers, the Company will not pay any compensation to such person for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers and Others

The charter limits the personal liability of the directors and officers to the corporation and the stockholders for monetary damages to the fullest extent permitted by California law. The California Corporation Code permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the California Corporation Code allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

●	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the California Corporation Code, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, if the proceeding is by the corporation or in its right, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. In a proceeding charging improper personal benefit, a director or officer may not be indemnified for a judgment of liability on the basis that personal benefit was improperly received. The California General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The charter provides that the Company will generally indemnify the directors and officers, the advisor and its affiliates for losses they may incur by reason of their service in those capacities to the fullest extent permitted by California law, except as described below. In addition, the charter permits us to indemnify the employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, the charter provides that the directors, the advisor and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by them only if all of the following conditions are met:

●	the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests;

●	the directors were acting on the behalf or performing services for us;

●	the indemnification or agreement to hold harmless is recoverable only out of the net assets and not from the stockholders.

In addition, the charter provides that the Company will not provide indemnification to the directors, for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

●	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

●	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

●
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities the Company offered and sold as to indemnification for violations of securities laws.

The charter provides that the Company may advance funds to directors for legal expenses and other costs incurred as a result of the legal action for which indemnification is being sought only if all of the following conditions are met:

●	the legal action relates to acts or omissions with respect to the performance of duties or services on the behalf;

●	the party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

●
the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

●
the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

The aforementioned charter provisions will not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or the stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Additionally, the Company has entered into indemnification agreements with certain of the officers and directors. The indemnification agreements require, among other things, that, subject to certain limitations, the Company indemnify the officers and directors and advance to the officers and directors all related expenses, subject to an obligation to reimburse us if it is subsequently determined that indemnification is not permitted. In accordance with these agreements and the provisions of the charter, the Company must indemnify and advance all expenses incurred by the officers and directors seeking to enforce their rights under the indemnification agreements. The Company also covers officers and directors under the directors’ and officers’ liability insurance.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

The general effect to investors of any arrangement under which any of the controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the payment of premiums associated with insurance or any indemnification for which the Company do not have adequate insurance.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of the common stock as of the date of this prospectus for each person or group that holds more than 5.0% of the common stock, for each director and executive officer and for the directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares

Melvin Webb	17,500,000	17.5%

Khoa Tang	18,000,000	18%

Sean Robbins	7,000,000	7%

Ridwan Wivyo	30,000	0.03%

All directors and executive officers as a group	57,470,000	57.47%

(1)	The address of each executive officer and director listed is 433 N. Camden Dr. Suite 600, Beverly Hills, California 90210.

(2)
Except as otherwise indicated, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

CONFLICTS OF INTEREST

The Company sees no conflicts of interest regarding the entity, as there are no sustaining or advertising affiliated entities or parties.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

Item	Amount
SEC Registration Fee
FINRA filing fee
Accounting fees and expenses
Legal fees and expenses
Blue Sky filing fees and expenses
Sales and advertising expenses
Printing
Miscellaneous Expenses

Total Expenses

Item 32.  Sales to Special Parties.

Item 33.  Recent Sales of Unregistered Securities.

Item 34.  Indemnification of Directors and Officers.

Pursuant to the Company’s articles of incorporation, no director or officer of the Company shall be liable to the Company or its stockholders for money damages to the maximum extent that California General Corporation Law in effect from time to time permits. The Company shall indemnify, to the fullest extent permitted by California General Corporation Law, all person who at any time were or are directors or officers of the Company for any threatened, pending or completed action, suit or other proceeding (whether civil, criminal, administrative, or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or officer.  The Company shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Company with any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director of officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, California General Corporation Law, as applicable from time to time.

The Company may indemnify any director or officer made a party to any proceeding by reason of service in that capacity unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding.  However, if the proceeding was one by or in the right of the Company, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the Company.  The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required by California General Corporation Law except: (a) for a proceeding brought to enforce indemnification under California General Corporation Law; or (b) if the charter or bylaws of the Company, a resolution of the board of directors of the Company, or an agreement approved by the board of directors of the Company to which it is a party expressly provided otherwise.  Permissive indemnification under California General Corporation Law may not be made unless authorized for a specific proceeding after a determination has been made that the director or officer has met the aforementioned standard of conduct.  Such determination shall be made pursuant to §2-418(e)(2) of California General Corporation Law.  A director or officer may not be indemnified in respect of any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received.  A director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue, or matter in which the director has been successful.  A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances: (a) if it determines a director or officer is entitled to indemnification in accordance with the Company’s charter and bylaws or California General Corporation Law; (b) if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in California General Corporation Law or has been adjudged liable under as a result of his or her receipt of an improperly received personal benefit.  However, indemnification with respect to any proceeding by or in the right of the Company or in which liability shall have been adjudged against a director or officer that has improperly received a personal benefit shall be limited to expenses.

Any indemnification may be paid only out of net assets of the Company, and no portion may be recoverable from the stockholders.

Item 35.  Treatment of Proceeds from Being Registered.

Not Applicable.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements. Certified Audit of _____

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Form of Subscription Agreement, included as Appendix A to prospectus
4.2
Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)

4.3	Dividend Reinvestment Plan, included as Appendix B to prospectus
4.4	Share Redemption Plan
4.5	Escrow Agreement
5.1	Opinion of Warren Nemiroff re legality

10.1
21.1
23.1
23.2	Consent of Accountants
24.1	Power of Attorney, included on signature page of registration statement

* Exhibits will be filed by amendment.

Chang G. Park, CPA, Ph. D.
t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979
t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Managements of
TD Gallery, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of TD Gallery, Inc. (the Development Stage “Company”) as of June 30, 2010 and the related statements of operations, changes in shareholders' equity and cash flows for the period from March 29, 2010 (inception) through June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TD Gallery, Inc. (the “Company”) as of June 30, 2010, and the results of its operations and its cash flows for the period from March 29, 2010 (inception) through June 30, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park
____________________
CHANG G. PARK, CPA

August 2, 2010
San Diego, CA. 92108

TRUST DEED GALLERY, INC.
(A Development Stage Company)
Balance Sheet
As of June 30, 2010

June 30, 2010
Assets
Current Assets:
Cash and Cash Equivalents	$2,505
Advances	13,470

Total Assets	$15,975

Liabilities and Stockholders’ Equity:
Accounts Payable and Accrued Expenses	$149,955
Notes Payable	9,737
Total Liabilities	159,692

Stockholders’ Equity:
Common Stock $0.001 par value , 100,000,000 shares authorized, 100,000,000
Issued and outstanding	100,000
Additional Paid in Capital	17,258
Accumulated Deficit	(260,975)
Total Stockholder’s Deficit	(143,717)

Total Liabilities and Stockholders’ Equity	$15,975

The accompanying notes are an integral part of these financial statements.

TRUST DEED GALLERY, INC.
 (A Development Stage Company)
 Statement of Operations
From Inception (March 29, 2010) to June 30, 2010

June 30, 2010

Revenues	$-

Operating Expenses
Salaries and Wages	150,000
Stock for Services	57,470
General and Administrative Costs	53,555

Operating Expense	261,025

Loss from Operations	(261,025)

Other Income (expense)	50

Net Profit (Loss)	$(260,975)

Profit (Loss) Per Share	$(0.00)

Weighted Average Shares Outstanding	100,000,000

The accompanying notes are an integral part of these financial statements.

TRUST DEED GALLERY, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
From Inception (March 29, 2010) to June 30, 2010

	Common Stock			Deficit Accumulated During	Total Shareholders'
	Shares	Amount	APIC	Development Stage	Equity
March 29, 2010 Shares issued for Cash	42,530,000	$42,530	$17,258	$-	$59,788
March 29, 2010 Shares issued for Services	57,470,000	57,470	-	-	57,470

Net Loss for the period ended June 30, 2010	-	-	-	(260,975)	(260,975)
Balance June 30, 2010	100,000,000	$100,000	17,258	(260,975)	(143,717)

TRUST DEED GALLERY, INC.
(A Development Stage Company)
 Statement of Cash Flows
From Inception (March 29, 2010) to June 30, 2010

June 30, 2010

Cash Flows from Operating Activities:
Net Profit (Loss) for Year	$(260,975)

Adjustments to reconcile net loss to cash used by operating activities

Share issued for service	57,470

Changes in Assets and Liabilities
Increase in advances	(13,470)
Increase in accounts payable and accrued expenses	150,492

Net Cash Used by Operating Activities	(66,483)

Net Cash Provided by Investing Activities:	-

Cash flows from Financing Activities:
Common Stock Issuance	59,788
Loan	9,200

Net Cash Used by Operating Activities	68,988

Net Increase (Decrease) in Cash	2,505
Cash at the Beginning of the Period	-
Cash at the End of the Period	$2,505

Supplemental disclosures:
Income Taxes paid	$-
Interest Expense	$-

The accompanying notes are an integral part of these financial statements.

TRUST DEED GALLERY, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

Note 1 – Organization, Business & Operations

Trust Deed Gallery, Inc. (“the Company”) is a California real estate promissory note exchange designed to transact buy and sell orders for real estate promissory notes, secured with senior and junior deeds of trust. The Company listings include real estate financing opportunities from US insurers.

The Company was formed on March 29, 2010 and is incorporated in the state of California.

The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities".  Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market.

Note 2 - Going Concern and Management's Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company generated net losses of $260,975 during the period from March 29, 2010 (inception) through June 30, 2010. This condition raises substantial doubt about the Company's ability to continue as a going concern.  The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and achieve profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Basis of accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Note 3 - Summary of Significant Accounting Policies (Continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not  previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Basic and Diluted Net Income per Share

The Company computes net loss per share FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock-based compensation

We follow ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. The Company granted stock awards, at par value, to its officers, directors and advisors for services rendered in its formation. Accordingly, stock-based compensation has been recorded to date.

Income Taxes

Income taxes are provided in accordance with Codifications topic 740, “Income Taxes”, which requires an asset and liability approach for the financial accounting and reporting of income taxes.  Current income tax expense (benefit) is the amount of income taxes expected to be payable (receivable) for the current year.  A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards.  Deferred income tax expense is generally the net change during the year in the deferred income tax asset and liability.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in future tax returns.  Tax rate changes and changes in tax law are reflected in income in the period such changes are enacted.

Note 3 - Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, “Generally Accepted Accounting Principles” as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 – Advances

The Company from time to time has advanced monies to a company whose officers and directors are the same as its own. Terms indicate repayment within a year without interest.

Note 5 – Notes Payable

The Company is obligated on three notes, two to officers and directors for advances. Terms indicate a repayment by May 31, 2011 with interest at a 70% APR. Accrued interest on these notes at June 30, 2010 was $537 and included in the notes payable balance.

Note 6 – Accounts Payable

The Company’s accounts payable consists of accrued salaries to its three officers.

Note 7– Commitments and Contingencies

Leases

The Company currently occupies office space at 433 N. Camden Drive in Beverly Hills CA, under a sublease agreement with a related Company. Terms indicate a month to month lease at $850 per month.

Employment Agreements

The Company has entered into three agreements with its officers commencing on February 1, 2010 for one year. Terms indicate a monthly salary of $10,000 per officer.

Note 8-Related Party Transaction

The Company has the following related party transactions during the period:

The Company has advanced from time to time monies to a Corporation for expenses. The Corporation’s officers are the same as the Company’s.  As of June 30, 2010, the outstanding advance was $12,955 and is included on the balance sheet under Advances. Terms indicate repayment within a year without interest.

From time to time, the Company advanced funds to one of its officers.  As of June 30, 2010, the balance advanced was $515 and is included in the advance category on the balance sheet. Terms indicate repayment within a year without interest.

Included in Notes Payable of $9,737 are amounts owed to officers and directors who loaned money to the Company.

The Company has accrued salaries to its officers. The total expense included in the statement of operations is $150,000 of  which $138,480 represents a liability on the balance sheet.

The Company has issued to its officers and an entity which is owned essentially by the same officers as the Company 57,470,000 shares of Common Stock.

Note 9 - Equity

Common Stock

As there is no trading history and the Company's' securities are not offered to the public, the Management determined that the fair value of its  common stock through the period ended June 30, 2010 was the last price paid when it raised funds or $.001 per share.

During the period ended June 30, 2010 the Company issued 100,000,000 shares of stock, 57,470,000 shares, 47,470,000 of which were issued to its officers and 10,000,000 shares issued to an entity whose officers are essentially the same as the Company valued at .001 and included in the statement of operations as stock for services expense. The remaining shares, 42,530,000 were issued for cash totaling $59,788.

Note 12 - Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through July 26, 2010 (audit report date), the date of issuance of the review of the financial statements. During this period, the Company did not have any material recognizable subsequent events.

Item 37. Undertakings.

The registrant undertakes (i) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act; each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof; (iii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iv) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

During the distribution period, the registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act to describe each “significant” property that has not been identified in the prospectus whenever a reasonable probability exists that the property will be acquired. For these purposes, an individual property will be considered “significant” if: (i) it is acquired from a related party; (ii) as of the date of acquisition, it was equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet; or (iii) it is one of a group of properties that (A) together aggregate an amount equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet or (B) are related. The registrant undertakes to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period that have been reported or filed, or are required to be filed, on Form 8-K.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on August 2, 2010.

TD GALLERY, INC.
(Registrant)

By:	/s/ George Ivakhnik
George Ivakhnik
President
August 2, 2010

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints George  Ivakhnik as  their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do  in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/George Ivakhnik	Chairman of the Board of Directors, President	August 2, 2010
George Ivakhnik

/s/Talwinder Rana	Member of the Board of Directors, Chief Operating Officer	August 2, 2010
Talwinder Rana

/s/ Garron M. Robinson	Member of the Board of Directors, Executive Vice President	August 2, 2010
Garron M. Robinson

SUBSCRIPTION AGREEMENT

   COMMON STOCK ("Stock")

TD GALLERY, INC.

A California Corporation, Doing Business In California and Globally

THE STOCK OF TD GALLERY, INC., A CALIFORNIA CORPORATION DOING BUSINESS GLOBALLY, OFFERED HEREBY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR 1934, AS AMENDED. FURTHER, THE STOCK IS BEING SOLD PURSUANT TO REGISTRATION OR EXEMPTION IN VARIOUS STATES IN WHICH THEY ARE BEING OFFERED AND MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER IN SUCH JURISDICTIONS. THE STOCK CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE STATE SECURITIES LAWS AND RELEVANT LAWS UNDER ABOVE MENTIONED ACTS AND WILL NOT BE TRANSFERRED OR RECORDED EXCEPT IN COMPLIANCE WITH THE SAME.

TD GALLERY, INC.

A California Corporation, Doing Business in California and Globally

SUBSCRIPTION AGREEMENT

To Be Fully Completed By Investor

Along With Related Appendices

If and when accepted by TD GALLERY, INC., a California Corporation, doing business in California and Globally, this Subscription Agreement shall constitute a subscription for Common Stock in the amount set forth herein in TD GALLERY, INC. Each part of this Subscription Agreement must be completed by the Subscriber, and by his execution below, he acknowledges that he understands that TD GALLERY, INC. is relying upon the accuracy and completeness hereof in complying with its obligations under applicable securities laws.

Please read and complete as thoroughly as possible, sign, date, and deliver one (1) copy of this Subscription Agreement and required appendices to:

George Ivakhnik

President

TD GALLERY, INC.

433 N. Camden Dr. Suite 600,

Beverly Hills, CA 90210

Each subscriber thereto, if more than one is required because of type of ownership, must fully complete this Subscription Agreement.

Your answers will, at all times, be kept strictly confidential. However, each individual who agrees to purchase one or more shares hereby agrees that TD GALLERY, INC., may present this Subscription Agreement to other parties as it deems appropriate in order to assure itself that the review and sale of shares will not result in violation of the registration provisions of the Securities Act of 1933 or 1934, where and if applicable, and applicable state securities laws.

1.  METHOD OF SUBSCRIPTION: The undersigned hereby subscribes for the number of shares of Common stock set forth below, at a total price of $5.00 per share, minimum purchase one share of stock in TD GALLERY, INC., a California Corporation.

The undersigned understands that before his subscription for Unit will be accepted, he must have completed, executed, acknowledged and sworn to (where required) and returned to the Corporation, the following:

a. This Subscription Agreement; and

b. Cash or check payable to the order of TD GALLERY, INC. in the amount of $5.00 for each share subscribed for, minimum purchase 1 share ($5.00).

The undersigned further agrees that the subscription is and shall be irrevocable, but the obligations hereunder will terminate if this subscription is not accepted by TD GALLERY, INC. in whole or in part.

2. ACCEPTANCE BY TD GALLERY, INC.: The undersigned understands that TD GALLERY, INC. will notify him whether the subscription has been accepted, in whole or in part, or rejected, in whole or in part, within thirty (30) days after the date hereof, or the closing date, whichever is later. In the event this subscription is rejected by TD GALLERY, INC., all funds and documents tendered by the undersigned shall be returned within said time. It is understood that TD GALLERY, INC. shall have the sole discretion to determine which of the subscriptions should be rejected in whole or in part.

3. RECEIPT AND REVIEW OF REGISTRATION STATEMENT: The undersigned has been furnished and has carefully read the Form S1 Registration Statement dated July 30, 2010 (the "Registration Statement”), relating to TD GALLERY, INC. and the documents attached as exhibits thereto. The undersigned is aware that:

a. There are substantial risks incident to the ownership of Unit in TD GALLERY, INC., and such investment is speculative and involves a high degree of risk of loss by the undersigned of his entire investment in TD GALLERY, INC.;

b. No federal or state agency has passed upon the Stock or made any finding or determination concerning the fairness of this investment and the terms of the offering may not conform to the guidelines of certain state securities administrators;

c. The books and records of TD GALLERY, INC. will be reasonably available for inspection by the undersigned and/or his investment advisors, if any, at TD GALLERY, INC. 'S place of business; and

4. INDEPENDENT LEGAL ADVICE: THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT HIS OWN ATTORNEY CONCERNING THE CORPORATION.

5. LIMATATION ON TRANSFER OF STOCK: The undersigned understands that investment in TD GALLERY, INC. is an illiquid investment and that stock is presently restricted and that stock from conversion will be restricted. In particular, the undersigned understands and agrees that:

a. Because of the restrictions described below, the lack of any market existing or forming to exist for this Stock, his investment in TD GALLERY, INC. will be highly illiquid and, most likely, must be held indefinitely.

6. COMPENSATION TO CORPORATION OFFICERS: The undersigned also understands that TD GALLERY, INC. officers and consultants will receive reimbursement for certain costs and expenses (all as outlined and referred to in the Registration Statement). The undersigned hereby consents to such fees, reimbursements and compensation, included but not limited to those described and referred to elsewhere in this Registration Statement.

7. REPRESENTATION OF THE SUBSCRIBER: The undersigned represents and warrants to TD GALLERY, INC. that:

- a. The undersigned is at least twenty-one (21) years of age and is an "accredited” investor" as that term is defined in Rule 501 of the Securities and Exchange Commission. If a corporation is on a consolidated basis according in its most recent financial statement, said parameters apply to the consolidated form.

Accredited investors are defined as follows:

(i)	Institutional investors, including banks, insurance companies, registeredinvestment companies, small business investment companies, and certain employee benefit plans.

(ii)	Private business development companies, as defined in Section 202(a)(22) ofthe Investment Advisors Act of 1940.

(iii)	Tax exempt organizations under Section 501(c)(3) of the Internal RevenueCode, if total assets exceed $5M.

(iv)	Insiders, including directors, executive officers, and General Partners of theissuer.

(v)
A purchaser of $150,000 or more of these securities, where the total purchaseprice does not exceed 20 percent of the purchaser's net worth or, if the purchaser is a married individual, the joint net worth with that person's spouse. The purchase price may be any combination of cash, securities for which market quotations are readily available, an unconditional obligation to pay cash or such marketable securities within five years from the date of sale, or the cancellation of indebtedness.

(vi)	Any natural person whose individual net worth, or joint net worth withspouse, exceeds $lM.

(vii)
Any natural person who had an individual income in excess of $200,000 ineach of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year. For this purpose income means gross income.

(viii)	Any entity in which all of the equity owners are accredited investors under theabove definitions, other than definition (v).

-OR-

b. Undersigned is not an accredited investor.

c. The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of Stock.

d. The undersigned, and his purchaser representatives, and investment advisors, if any have been furnished all materials relating to TD GALLERY, INC. and its proposed activities, the offering of Stock or anything set forth in the Registration Statement which they have required and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Registration Statement.

e. TD GALLERY, INC. Management has answered all inquiries that the undersigned and his purchaser representatives and investment advisors, if any, have put to it concerning TD GALLERY, INC. and its proposed activities, TD GALLERY, INC., and all other matters relating to the formation of TD GALLERY, INC., and the offering and sale of the Stock.

f. Neither the undersigned nor his purchaser representatives and investment advisors, if any, have been furnished any offering literature other than the Registration Statement and the documents attached as exhibits thereto and the undersigned and his purchaser representatives and investment advisors, if any, have relied only on the information contained in the Registration Statement and such exhibits and the information, furnished or made available to them by TD GALLERY, INC.

g. The undersigned is acquiring Stock for which he hereby subscribes for his own account, as principal, for investment purposes only and not with a view to the resale or distribution of all or any part of such Stock and he has no present intention, agreement or arrangement to divide this participation with another or to resell, assign, transfer or otherwise dispose of all or any part of the shares subscribed for unless and until he determines, at some future date, that changed circumstances, uncontemplated by him at the time of this purchase, make such disposition available.

h. The undersigned, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold Stock in TD GALLERY, INC., recognizes that the information under the captions as set forth in (b) above related to investments by an individual and does not address the federal income tax consequences of an investment by any of the aforementioned entities and has obtained such additional tax advice that it has been necessary, and such entity has its principal place of business as set forth on the signature page hereof and has not been formed for the specific purpose of acquiring Stock in TD GALLERY, INC. (If the undersigned is one of the aforementioned entities, it hereby agrees to supply any additional written information that may be required).

i. The undersigned has not distributed the Registration Statement to anyone other than his designated purchase representative and no one except such purchaser representative, has used the Registration Statement, and he has not made any copies thereof.

j. All of the information which is set forth below with respect to the undersigned is correct and complete as of the date hereof, and if there should be any material change in such information prior to the acceptance of this Subscription Agreement by TD GALLERY, INC., the undersigned will immediately furnish the revised or corrected information to the Corporation in writing.

8. AGREEMENT TO BE BOUND BY TERMS AND CONDITIONS: The undersigned hereby adopts, accepts and agrees to be bound by all of the terms and conditions of the Offering made by the Registration Statement and the exhibits thereto, and to perform all obligations therein imposed upon an investor with respect to the Stock purchased. Upon acceptance of the Subscription Agreement by TD GALLERY, INC. the undersigned shall become an investor for all purposes, and the registration thereof shall be completed as promptly as possible.

9. REPRESENTATIONS AS TO INVESTMENT EXPERIENCE: The undersigned hereby further represents, by placing an "X" in front of the following, either:

a. The undersigned has such knowledge and experience in business and financial matters that he is capable of evaluating TD GALLERY, INC. and the proposed activities thereof, and the risks and merits of an investment decision thereon, and has not relied on others in connection with evaluating such risks and merits; or

b. The undersigned and the purchaser representatives listed below (who are not affiliated with TD GALLERY, INC.) together have such knowledge and experience in financial and business matters that he and they together are capable of evaluating the merits and risks of investment in the Stock and of making an informed investment decision. If the undersigned is relying on one or more purchaser representatives in connection with his subscription for Stock in TD GALLERY, INC., he must designate such persons as his purchaser representatives (and, for purposes of California securities laws, his professional advisors) by Listing below the name and professional or business relationship of the purchaser representative to the undersigned (e.g ., attorney, accountant, investment advisor). Each such purchaser representative and each such professional advisor must complete a Purchaser Representative Affidavit.

Purchaser Representatives (Professional Advisors):

(i)	Name: Relationship:

(ii)	Name: Relationship:

(iv)	Name: Relationship:

10. STATUS AS INVESTOR: The undersigned further hereby represents by placing an "X" in front of the appropriate response, either:

____      a. The undersigned is an "accredited investor" as that terms is defined in Rule 501 of the Securities and Exchange Commission, by reason of the fact that (check one of the following):

(i) The undersigned is purchasing not less than 300,000 shares, and the total amount of the undersigned's purchase price does not exceed twenty percent (20%) of his net worth;

(ii) The undersigned is a natural person having a net worth (including that of his spouse, if any) exceeding $250,000;

(iii) The undersigned is a natural person whose income in each of the preceding two years exceeded $200,000 and who reasonably expects his income for the current year to exceed $200,000; or

____      b. The undersigned is not an accredited investor.

11. PRIOR INVESTMENT: The undersigned further represents and warrants that the undersigned has - has not - (check one) previously invested in private placement securities (such as research and development, real estate, equipment leasing, coal, mineral, oil and gas or cattle feeding syndications). If so, list below the type of such investment, the name of the program and the amount invested:

Type of Program	Name of Program	Amount Invested

a.____________________	_________________________	_________________________

b.____________________	_________________________	_________________________

c.____________________	_________________________	_________________________

d.____________________	_________________________	_________________________

e.____________________	_________________________	_________________________

12. MISCELLANEOUS: The following additional provisions are in effect:

a. This Subscription Agreement is not transferable or assignable by the undersigned.

b. If the undersigned is more than one person, the obligations of the undersigned shall be and several and the representations and warranties herein contained shall be deemed to be made by and be biding upon each such person and his heirs, executors, administrators, successors and assigns.

c. This subscription, upon acceptance by TD GALLERY, INC. shall be binding upon the heirs, executors, administrators, successors and assigned of the undersigned.

d. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of California.

e. This Subscription Agreement constitutes the entire agreement between the parties respecting the subject matter hereof.

f. Captions in this Subscription Agreement are for the convenience of reference only and shall not limit or otherwise affect the interpretation or effect of any term hereof.

13. INVESTOR DATA: (Required for each subscriber hereto):

Name (Please Print)	_______________________________________________________________

Social Security No.	_______________________________________________________________

(or Tax I.D. #)

Date of Birth	_______________________________________________________________

Place of Birth	_______________________________________________________________

Residence Address	_______________________________________________________________

(Including Zip Code)	_______________________________________________________________

Home Telephone	_______________________________________________________________

Prior Place of Residence	_______________________________________________________________

(if within 5 years)	_______________________________________________________________

College	_______________________________________________________________

(Name, Degree)	_______________________________________________________________

Graduate School	_______________________________________________________________

(Name, Degree)	_______________________________________________________________

Occupation,

Profession	_______________________________________________________________

Name of Employer	_______________________________________________________________

Business Telephone	_______________________________________________________________

Nature of Employer	_______________________________________________________________

Business	_______________________________________________________________

Position and Duties in

Employer's Business	_______________________________________________________________

Nature of Business

If Self-Employed	_______________________________________________________________

Business Telephone	_______________________________________________________________

Previous Employment

(if within 5 years)	_______________________________________________________________

Address of Previous Employer

(if within 5 years)	_______________________________________________________________

Net Worth (all assets) $	_______________________________________________________________

Net Worth (exclusive of home,

furnishings, autos) $	_______________________________________________________________

Income (2008)	_______________________________________________________________

Income (2009)	_______________________________________________________________

Anticipated (2010)	_______________________________________________________________

14. TYPE OF OWNERSHIP FOR UNITS: The undersigned elects to hold title to the Unit subscribed for herein as follows (check one):

____ Individual Ownership

         (one signature required)

____ Joint Tenants with Right of Survivorship

         (both parties must sign)

____ Trust

         (include name of trust, name of trustee, date trust was formed, and copy of the Trust

           Agreement or other authorization)

____ Partnership

        (include a copy of the Statement of Partnership or Partnership Agreement

        authorizing signature)

____ Community Party

         (one signature required if interested held in one name [i.e., managing spouse], two signatures required if interest held in both names)

____ Tenants in Common

         (both parties must sign)

____ Corporation

         (include certified corporate resolution authorizing signature)

15. DO YOU MAINTAIN AN ACTIVE ACCOUNT WITH A SECURITIES BROKERAGE FIRM?

____ Yes                                                      ____ No

16. LIST ANY OTHER INFORMATION THAT WOULD BE RELEVANT TO THE QUESTION OF WHETHER OR NOT YOU ARE A "SOPHISTICATED" INVESTOR.

Please print here the exact name (registration) investor desires on account.

(NOTE: STOCK PURCHASERS SHOULD SEEK THE ADVICE OF THEIR ATTORNEYS IN DECIDING IN WHICH OF THE ABOVE FORMS THEY SHOULD TAKE OWNERSHIP OF THE STOCK, BECAUSE DIFFERENT FORMS OF OWNERSHIP MAY HAVE VARYING GIFT TAX, ESTATE TAX, INCOME TAX AND OTHER CONSEQUENCES, DEPENDING ON THE STATE OF THE INVESTOR'S DOMICILE AND HIS PARTICULAR PERSONAL CIRCUMSTANCE.

ALSO, CORPORATE INVESTMENT MAY GAIN TAX ADVANTAGES DISCUSSED, INFRA

(THE SECURITY, INFRA)

17. AMOUNT OF SUBSCRIPTION:

a. Shares of Stock (including fractions thereof)                                                           $5.00 minimum investment, 1 share.

b. Total Cash Contribution ($5.00 per share, Common Stock, par value, $.001; $1.00 per share).

IN WITNESS WHEREOF, subject to acceptance by TD GALLERY, INC., the undersigned has completed this Subscription Agreement.

TD GALLERY, INC. has accepted this Subscription this day of                            , 2010.

_____________________________

, President, on

Behalf of TD GALLERY, INC.